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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): October 1, 1999


                                ADAC LABORATORIES
               (Exact Name of Registrant as Specified in Charter)

    CALIFORNIA                   0-9428                    94-1725806
  (State or Other             (Commission                (IRS Employer
  Jurisdiction of             File Number)             Identification No.)
   Incorporation)

                   540 Alder Drive, Milpitas, California 95035
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (650) 321-9100
                                                    ---------------------------

                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 1, 1999, ADAC Laboratories ("ADAC") completed its acquisition of UGM Medical Systems, Inc., a Pennsylvania corporation ("Medical Systems"), pursuant to the Agreement and Plan of Merger, dated as of September 13, 1999 (the "Medical Systems Agreement"), by and among ADAC, Medical Systems, UGMMS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ADAC ("UGMMS Acquisition Corp."), Gerd Muehllehner, Ph.D., and the shareholders of Medical Systems listed on Schedule I thereto. ADAC acquired all of the outstanding shares of common stock of Medical Systems through a merger of UGMMS Acquisition Corp. with and into Medical Systems, with Medical Systems surviving as a wholly owned subsidiary of ADAC. Medical Systems designs, manufactures and services positron emission tomography (PET) scanners. PET scanners are used for the diagnosis and monitoring of certain cancers, cardiac diseases and brain disorders. For the past two years, ADAC has served as the distributor of the PET scanners produced by Medical Systems.

         In consideration for their shares, the shareholders of Medical Systems received an aggregate of $12 million, which is subject to certain post-closing adjustments. ADAC also granted the shareholders of Medical Systems, and Gerd Muehllehner under an employment agreement with ADAC signed concurrently with the closing of the merger, the right to receive for the first five years after the merger a percentage of the revenues generated from incremental sales of certain PET scanners over minimum annual thresholds, subject to an aggregate maximum of $20 million in payments. ADAC obtained the funds used to pay the base $12 million consideration from its $75 million revolving credit facility with a bank syndicate led by ABN AMRO Bank. The contingent payments to the shareholders of Medical Systems and Gerd Muehllehner will be paid from the revenues generated from the sales of the relevant PET scanners.

         A copy of the Medical Systems Agreement is attached hereto as Exhibit
2.1 and is incorporated herein by reference. A copy of a press release relating to the Medical Systems Agreement is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

         On October 1, 1999, ADAC also completed its acquisition of UGM Laboratory, Inc., a Pennsylvania corporation ("Laboratory"), pursuant to the Agreement and Plan of Merger, dated as of September 13, 1999 (the "Laboratory Agreement"), by and among ADAC, Laboratory, UGML Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ADAC ("UGML Acquisition Corp."), and the shareholders of Laboratory listed on Schedule I thereto. ADAC acquired all of the outstanding shares of common stock of Laboratory through a merger of UGML Acquisition Corp. with and into Laboratory, with Laboratory surviving as a wholly owned subsidiary of ADAC. Laboratory conducts research and development with respect to nuclear medicine related technologies and licenses technologies it develops to Medical Systems and ADAC. Several shareholders of Laboratory are also shareholders in Medical Systems.


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         In consideration for their shares, the shareholders of Laboratory received an aggregate of $6 million. ADAC obtained the funds used to pay the $6 million consideration from its $75 million revolving credit facility with a bank syndicate led by ABN AMRO Bank.

         A copy of the Laboratory Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

         The consideration paid by ADAC to the shareholders of Medical Systems and Laboratory and the terms of the acquisitions of Medical Systems and Laboratory were determined in arm's length negotiations with Medical Systems, Laboratory and their principal shareholders.

         Statements made in this Current Report on Form 8-K concerning the contents of any contract or other document are not necessarily complete. With respect to each contract or other document filed as an exhibit hereto, reference is hereby made to that document for a more complete description of the matter involved and each such statement is hereby qualified in its entirety by such reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                2.1 Agreement and Plan of Merger, dated as of September 13, 1999, by and among ADAC Laboratories, a California corporation, UGMMS Acquisition Corp., a Delaware corporation, UGM Medical Systems, Inc., a Pennsylvania corporation, Gerd Muehllehner, Ph.D., and the shareholders of UGM Medical Systems, Inc. listed on
                         Schedule I thereto.*

                2.2 Agreement and Plan of Merger, dated as of September 13, 1999, by and among ADAC Laboratories, a California corporation, UGML Acquisition Corp., a Delaware corporation, UGM Laboratory, Inc., a Pennsylvania corporation, and the shareholders of UGM Laboratory, Inc. listed on Schedule I thereto.

                99.1     Press Release dated September 14, 1999.



* Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ADAC LABORATORIES



         Dated:  October 18, 1999         By: /s/ Neil J. Laird
                                             ----------------------------------
                                             Neil J. Laird
                                             Chief Financial Officer